WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 7, 2005

REAL LOGIC, INC.

(Exact name of registrant as specified in its charter)

Florida	000-25003	64-1045849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

340 Royal Poinciana Way, Suite 326 B

Palm Beach, Fl., 33480

(Address of principal executive offices)

561-655-3200

Registrant's telephone number, including area code.

326 B Royal Poinciana Way

Palm Beach, Fl., 33480

 (Former Address)

Item 8.01:   Other Events

The United States Post Office has changed the manner in which mail must be addressed in order to be delivered to our offices. Our proper mailing address is now 340 Royal Poinciana Way, Suite 326 B, Palm Beach, FL., 33480, effective immediately. This is not a relocation of our offices, but only a change in mailing address.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Real Logic, Inc.

By: /s/ BRADFORD L. TOLLEY
Bradford L. Tolley, CEO

Date: June 7, 2005

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